FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (the "Agreement") dated May 4, 2018, is made by and among LG CAPITAL FUNDING, LLC ("LG"), on the one hand, and EMS FIND, INC., now known as, INTEGRATED VENTURES, INC. (hereinafter, "EMSF"), on the other hand.

RECITALS

WHEREAS, judgment has been entered on September 29, 2016 in favor of LG Capital Funding, LLC and against EMS Find, Inc. in the amount of $135,427.11, of which $135,427.11, together with interest thereon from September 29, 2016 remains due and unpaid (the "Judgment"); and,

WHEREAS, LG presently has the right to enforce the Judgment by restraining EMSF's bank account; and,

WHEREAS, LG and EMSF entered into a Conditional Release on May 3, 2018 (the "Conditional Release") to facilitate the resolution of an action in the Supreme Court of the State of New York, County of Kings, styled as, LG Capital Funding, LLC v. EMS Find, Inc., Index Number 517221/2016 (the "Judgment"); and,

WHEREAS, LG presently has the right to enforce the Judgment by restraining EMSF's bank account; and,

WHEREAS, EMSF agrees to release to LG, One Hundred and Thirty-Two Thousand, Five Hundred and Ninety-Four and 17/100 Dollars USD ($132,594.17) in its bank account; and

WHEREAS, EMSF agrees to pay the remainder of the judgment by July 1, 2018, including the sheriff's five percent (5%) poundage and nine percent (9%) post-judgment interest; and,

WHEREAS, EMSF executes a Confession of Judgment for double the outstanding amount, which is sixty thousand dollars ($60,000.00); and,

WHEREAS, LG has agreed to forbear on the enforcement of the Judgment, pursuant to the terms and conditions set forth in this Agreement, provided that EMSF sufficiently execute, deliver, observe, and perform its obligations under this Agreement; and,

WHEREAS, EMSF has agreed have to sufficiently execute, deliver, observe and perform its obligations under the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LG and EMSF agree as follows:

TERMS

1. LG and EMSF agree that each and every covenant of this Agreement, including the above recitals and each and every "WHEREAS" clause shall be interpreted and construed as binding material conditions and obligations of this Agreement.

2. EMSF has requested, and LG has agreed, to and in accordance with terms of this Agreement, that although monies are presently due and owing under the Judgment, LG will forbear from taking immediate legal action to execute upon the Judgment and will otherwise forbear from garnishing or levying other EMSF accounts in order to enforce its rights and collect those amounts due, provided that EMSF complies with the terms of this Agreement.

3. EMSF agrees to pay LG the sum of One Hundred and Thirty-Five Thousand Four Hundred and Twenty-Seven and 11/100 Dollars USD ($135,427.11) ("Forbearance Amount"). EMSF shall immediately authorize the release of One Hundred and Thirty-Two Thousand, Five Hundred and Ninety-Four and 17/100 Dollars USD ($132,594.17), by bank or certified check payable to New York City Marshal Vadim Barbarovich, from its bank account ("First Release"), by executing the Conditional Release Agreement attached hereto as **Exhibit A**.

4. Thereafter, EMSF shall tender the outstanding balance from the First Release on or before July 1, 2018. The outstanding balance shall include the sheriff's 5% poundage on the First Release and post-judgment interest of 9% per annum from the date of this Agreement until date of payment. On July 1, 2018, the remaining balance of the judgment will be Twenty-Nine Thousand, Two Hundred and Fifty-Seven and 12/100 Dollars USD ($29,257.12).

5. EMSF agrees that an authorized representative for EMS Find, Inc., now known as Integrated Ventures, Inc., shall execute a confession of judgment in the form annexed hereto as **Exhibit B** for the amount of Sixty Thousand and 00/100 Dollars USD ($60,000.00) to secure those additional monies due to LG contemplated under this Agreement (the "Confession"), which LG shall be entitled to enter upon breach of this Agreement.

6. LG agrees not to file or otherwise seek to enforce the Confession unless and until EMSF defaults in its obligation to tender any amount outlined in Section 3 and 4 above, and such default is not cured within three (3) business days of the occurrence thereof. In the event of default by EMSF which is not cured, LG may file the Confession without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by EMSF.

7. LG and ESMF agree that the Forbearance Amount is being made in consideration for the forbearance of LG in executing upon the Judgment, and that the Forbearance Amount and each payment made in fulfillment thereof shall be applied to those monies due under the Judgment and Confession.

8. This Agreement shall not be deemed effective unless and until both Exhibits hereto are duly executed under oath.

9. The Parties have each had the opportunity to have this contract reviewed by an attorneys and are hereby signing this agreement at their own free will and volition voluntarily without any outside influence. The Parties agree that no presumption shall be made that any provision of this Agreement shall be construed against either Party by reason of that Party's role in the drafting of this Agreement or any other agreement between the Parties.

10. This Agreement may be signed in two or more identical counterparts, each of which shall be deemed an original and all of which, together, shall be deemed one and the same instrument. A signature transmitted electronically or by facsimile shall be deemed the equivalent of an original signature.

IN WITNESS WHEREOF, representatives with the authority to bind LG and EMSF have executed this Agreement as of the date first written above.

LG CAPITAL FUNDING, LLC

By: ______________________
Name: Joseph Lerman
Title: manager

EMS FIND, INC., now known as INTEGRATED VENTURES, INC.:

By: ______________________
Name: STEVE RUBAKH
Title: CEO